Exhibit 99.1

NEWS RELEASE
Compass Bancshares, Inc. P.O. Box 10566 Birmingham, Alabama 35296

For Immediate Release
April 19 2007
For Further Information:	Ed Bilek, Investor Relations	205/297-3331
Web Site: www.compassbank.com

COMPASS BANCSHARES REPORTS FIRST QUARTER EARNINGS

•	EPS of $0.85; includes $0.03 of merger related costs
•	Balanced top-line revenue growth; total revenue up 7%
•	Net interest income up 7%; noninterest income increases 8%
•	Focused earning asset growth; average loans increase 15% from year ago
•	Average deposits increase 14%; transaction account deposits increase 10% from year ago
•	NCO ratio decreases to 0.31% from 0.32% in prior year; NPA ratio at 0.40%

Compass Bancshares, Inc. (NASDAQ: CBSS) today reported earnings of $113.1 million for the first quarter of 2007, a five percent increase over the $107.9 million earned during the first quarter of 2006. On a per share basis earnings were $0.85, including $0.03 of additional costs related to the recent announcement regarding the signing of a definitive agreement under which Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”) will acquire Compass. The transaction is subject to customary closing conditions, including necessary bank regulatory approvals in the U.S. and Spain and the approval of the stockholders of both Compass and BBVA. These costs include an increase in personnel expense and diluted shares outstanding due primarily to an increase in stock price, and merger and integration expenses. Return on average assets and return on average shareholders’ equity for the first quarter of 2007 were 1.34 percent and 15.90 percent, respectively.

D. Paul Jones, Jr., Compass chairman and chief executive officer, stated, “Compass delivered outstanding profitable growth during the first quarter of 2007. Despite the challenges of an inverted yield curve and uncertain economic environment, increased revenues were once again driven by steady loan production funded by healthy internal deposit generation, strong fee income growth, well-managed expense growth and credit quality metrics that remain sound. At the same time, we continue to make good progress toward completing our merger with BBVA and realizing the upside potential that this compelling combination offers to our shareholders, customers and employees.”

Jones added, “Compass’ financial performance was fueled by a seven percent increase in revenue as both net interest income and noninterest income posted solid gains. Net interest income increased seven percent from year ago levels driven by steady loan growth and continued low-cost deposit generation. Most of our major fee-based businesses generated solid results as noninterest income increased eight percent from prior year levels. While noninterest expense increased from prior year levels, a large part of this increase can be attributed to the expansion of our distribution network through the acquisition and integration of TexasBank and addition of 14 new banking centers during 2006.”

-more-

Compass reports 1Q07 earnings

“Compass continued to experience focused balance sheet growth with average earning assets increasing 10 percent over prior year levels. More importantly, the growth in earning assets was driven by a 15 percent increase in average loans, offset in part by a four percent decrease in our investment securities portfolio. Average deposits increased 14 percent, led by double-digit increases in interest bearing transaction accounts and time deposits,” Jones stated.

“While our percent net interest margin increased to 3.61 percent from 3.58 percent during the fourth quarter of 2006, countering the affects of an inverted yield curve and an uncertain interest rate and economic environment remain challenging. Our focus, however, remains on generating high-quality loans and continued growth of low-cost deposits. Accordingly, during the first quarter we registered an $18.1 million increase in net interest income compared to a year ago.”

“Loan growth, however, did not come at the expense of maintaining sound credit quality standards. Net charge-offs as a percentage of average loans decreased to 0.31 percent compared to 0.32 percent during the first quarter of 2006. Nonperforming assets as a percentage of loans and other real estate increased to 0.40 percent primarily as a result of increased nonperforming assets in a specific, isolated real estate construction portfolio in a Southeastern market. At the same time, loan loss provision expense exceeded net charge-offs by $1.2 million and our allowance for loan losses as a percentage of loans ended the quarter at 1.17 percent,” Jones said.

A presentation containing additional information will be available later today on our web site at www.compassbank.com under the link labeled Compass Bancshares 1Q07 Financial Results. The presentation will remain available until midnight, April 26, 2007.

Compass operates 415 full-service banking centers including 164 in Texas, 89 in Alabama, 75 in Arizona, 44 in Florida, 33 in Colorado, and 10 in New Mexico. In February, Compass announced the signing of a definitive agreement under which Banco Bilbao Vizcaya Argentaria, S.A. (NYSE: BBV Madrid: BBVA) (“BBVA”) will acquire Compass for a combination of cash and stock. BBVA, which operates in 35 countries, is based in Spain and has substantial banking interests in the Americas. The transaction will facilitate BBVA’s continued growth in Texas and will create the largest regional bank across the Sunbelt. Upon completion of the transaction, Compass will rank among the top 25 banks in the United States with approximately $47 billion in total assets, $32 billion in total loans and $33 billion in total deposits. In addition, the combined company will rank fourth in deposit market share in Texas with $19.6 billion in total deposits and 326 full-service banking centers. Additional information about the transaction can be found at www.compassbank.com under the link labeled Compass-BBVA Transaction News.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Compass Bancshares, Inc. notes that any statements in this press release, and elsewhere, that are not historical facts are “forward-looking statements” that involve risks and uncertainties that may cause the Company’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the most recently ended fiscal year as well as its other filings with the U.S. Securities and Exchange Commission.

Additional Information about the BBVA/Compass Transaction
     BBVA has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-4 that includes a preliminary version of a proxy statement of Compass that also constitutes a preliminary prospectus of BBVA. The F-4 has not yet become effective. Following the F-4 being declared effective by the SEC, Compass intends to mail the final proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the final proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. You may obtain a free copy of the preliminary proxy statement/prospectus and the final proxy statement/prospectus (when it becomes available) and other related documents filed by Compass and BBVA with the SEC at the SEC’s website at www.sec.gov. The final proxy statement/prospectus (when it becomes available) and other documents may also be obtained for free by accessing Compass’ website at www.compassbank.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

Participants in the BBVA/Compass Transaction
     Compass, BBVA and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed transaction will be set forth in the final proxy statement/prospectus when it becomes available. You can find information about Compass’ executive officers and directors in Compass’ definitive proxy statement filed with the SEC on March 17, 2006. You can find information about BBVA’s executive officers and directors in BBVA’s Form 20-F filed with the SEC on March 30, 2007.

COMPASS BANCSHARES, INC.
(Unaudited)
(In thousands except per share data)

	Three Months
	Ended March 31
	2007	2006	% Change
EARNINGS SUMMARY
Net interest income	$278,401	$260,261	7
Noninterest income [a]	178,804	165,289	8
Total revenue [a]	457,205	425,550	7
Investment securities losses, net	-	(14,838)	(100)
Gain on prepayment of FHLB advances	-	14,893	(100)
Provision for loan losses	20,045	17,112	17
Noninterest expense	265,435	244,370	9
Pretax income	171,725	164,123	5
Income tax expense	58,589	56,214	4
Net income	$113,136	$107,909	5
Diluted earnings per share	$0.85	$0.85	-
Diluted weighted average shares outstanding	132,781	126,793	5

	Three Months
	Ended March 31
	2007	2006
SELECTED RATIOS
Average common equity to average assets	8.42%	7.44%
Average loans to average total deposits	107.69	106.74
Return on average assets	1.34	1.42
Return on average equity	15.90	19.03
Efficiency ratio [b]	57.21	56.66
Return on average tangible equity [c]	21.71	23.13
Book value per common share	$22.32	$19.82
Allowance for loan losses as a % of total loans	1.17%	1.21%
Allowance for loan losses as a % of nonperforming loans	353.11	478.72

	Average for Three Months
	Ended March 31
	2007	2006	% Change
BALANCE SHEET HIGHLIGHTS
Total loans	$25,005,367	$21,751,103	15
Total loans - managed	25,972,462	22,946,579	13
Total investment securities [d]	6,482,256	6,752,631	(4)
Earning assets [d]	31,559,262	28,574,996	10
Total assets	34,282,304	30,916,012	11
Noninterest bearing demand deposits	6,012,541	5,909,960	2
Interest bearing transaction accounts	9,288,493	8,062,772	15
Total transaction accounts	15,301,034	13,972,732	10
Total deposits [d]	23,219,927	20,377,276	14
Shareholders' equity	2,885,138	2,299,876	25

	Ending Balance
	March 31
	2007	2006	% Change
BALANCE SHEET HIGHLIGHTS
Total loans	$24,981,351	$23,308,114	7
Total loans - managed	25,921,684	24,476,005	6
Total investment securities [d]	6,567,372	6,546,014	-
Earning assets [d]	31,617,343	29,983,288	5
Total assets	34,391,693	32,782,179	5
Noninterest bearing demand deposits	6,454,508	6,765,908	(5)
Interest bearing transaction accounts	9,695,710	9,048,992	7
Total transaction accounts	16,150,218	15,814,900	2
Total deposits [d]	24,031,039	22,128,509	9
Shareholders' equity	2,931,774	2,557,940	15
Period-end shares outstanding	131,375	129,060	2

[a] Excludes net loss on sales of investment securities and gain on prepayment of FHLB advances.
[b] Ratio is calculated by dividing noninterest expense less merger and integration expense by taxable equivalent net interest income plus noninterest income less net loss on sales of investment securities and gain on prepayment of FHLB advances.

[c] Excludes amortization of intangibles, net of tax, and intangible assets.
[d] Includes adjustment for market valuation.
Note: Includes the results of operations of TexasBanc Holding Co. which was acquired on March 24, 2006.
Note: Includes balance sheet data of TexasBanc Holding Co. which was acquired on March 24, 2006.

COMPASS BANCSHARES, INC.
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	2007	2006
	Mar 31	Dec 31	Sep 30
EARNINGS SUMMARY
Net interest income	$278,401	$280,615	$286,576
Noninterest income [a]	178,804	179,509	178,850
Total revenue [a]	457,205	460,124	465,426
Investment securities losses, net	-	-	-
Gain on prepayment of FHLB advances	-	6,191	-
Provision for loan losses	20,045	21,042	24,226
Noninterest expense	265,435	273,497	265,558
Pretax income	171,725	171,776	175,642
Income tax expense	58,589	53,460	56,875
Net income	$113,136	$118,316	$118,767
Diluted earnings per share	$0.85	$0.90	$0.90
Diluted weighted average shares outstanding	132,781	132,050	131,799

	Three Months Ended
	2006
	Jun 30	Mar 31
EARNINGS SUMMARY
Net interest income	$287,682	$260,261
Noninterest income [a]	181,417	165,289
Total revenue [a]	469,099	425,550
Investment securities losses, net	(51)	(14,838)
Gain on prepayment of FHLB advances	-	14,893
Provision for loan losses	27,322	17,112
Noninterest expense	265,850	244,370
Pretax income	175,876	164,123
Income tax expense	60,505	56,214
Net income	$115,371	$107,909
Diluted earnings per share	$0.88	$0.85
Diluted weighted average shares outstanding	131,395	126,793

	Three Months Ended
	2007	2006
	Mar 31	Dec 31	Sep 30
SELECTED RATIOS
Average common equity to average assets	8.42%	8.22%	7.97%
Average loans to average total deposits	107.69	108.19	107.85
Return on average assets	1.34	1.38	1.39
Return on average equity	15.90	16.73	17.49
Efficiency ratio [b]	57.21	56.58	56.38
Return on average tangible equity [c]	21.71	23.15	24.54
Book value per common share	$22.32	$21.71	$21.19

	Three Months Ended
	2006
	Jun 30	Mar 31
SELECTED RATIOS
Average common equity to average assets	7.86%	7.44%
Average loans to average total deposits	105.80	106.74
Return on average assets	1.40	1.42
Return on average equity	17.75	19.03
Efficiency ratio [b]	55.39	56.66
Return on average tangible equity [c]	25.30	23.13
Book value per common share	$20.15	$19.82

	Mar 31, 2007	Dec 31, 2006	Annualized % Change
ENDING BALANCE SHEET
Total loans	$24,981,351	$24,665,273	5
Total loans - managed	25,921,684	25,662,752	4
Total investment securities [d]	6,567,372	6,640,948	(4)
Earning assets [d]	31,617,343	31,365,457	3
Total assets	34,391,693	34,199,755	2
Noninterest bearing demand deposits	6,454,508	6,459,669	-
Interest bearing transaction accounts	9,695,710	9,211,360	21
Total transaction accounts	16,150,218	15,671,029	12
Total deposits [d]	24,031,039	23,045,529	17
Shareholders' equity	2,931,774	2,824,134	15

	Mar 31, 2007	Dec 31, 2006	Annualized % Change
QUARTER AVERAGE BALANCE SHEET
Total loans	$25,005,367	$24,785,123	4
Total loans - managed	25,972,462	25,782,504	3
Total investment securities [d]	6,482,256	6,537,468	(3)
Earning assets [d]	31,559,262	31,386,030	2
Total assets	34,282,304	34,128,376	2
Noninterest bearing demand deposits	6,012,541	6,221,719	(13)
Interest bearing transaction accounts	9,288,493	9,077,514	9
Total transaction accounts	15,301,034	15,299,233	-
Total deposits [d]	23,219,927	22,908,482	5
Shareholders' equity	2,885,138	2,804,989	11

[a] Excludes net loss on sales of investment securities and gain on prepayment of FHLB advances.
[b] Ratio is calculated by dividing noninterest expense less merger and integration expense by taxable equivalent net interest income plus noninterest income less net loss on sales of investment securities and gain on prepayment of FHLB advances.

[c] Excludes amortization of intangibles, net of tax, and intangible assets.
[d] Includes adjustment for market valuation.
Note: Includes the results of operations of TexasBanc Holding Co. which was acquired on March 24, 2006.
Note: Includes balance sheet data of TexasBanc Holding Co. which was acquired on March 24, 2006.

COMPASS BANCSHARES, INC.
(Unaudited)
(In thousands)

	2007	2006
	Mar 31	Dec 31	Sep 30
NONPERFORMING ASSETS
Nonaccrual loans	$73,786	$53,014	$49,340
Renegotiated loans	8,988	3,258	3,267
Other real estate, net	17,079	17,105	15,886
Total nonperforming assets	$99,853	$73,377	$68,493
Accruing loans ninety days or more past due	$19,451	$18,023	$18,190
Other repossessed assets	722	856	494
Total nonperforming assets as a % of loans and ORE	0.40%	0.30%	0.28%

	2006
	Jun 30	Mar 31
NONPERFORMING ASSETS
Nonaccrual loans	$53,166	$55,716
Renegotiated loans	3,276	3,286
Other real estate, net	11,803	11,155
Total nonperforming assets	$68,245	$70,157
Accruing loans ninety days or more past due	$14,862	$16,080
Other repossessed assets	565	599
Total nonperforming assets as a % of loans and ORE	0.28%	0.30%

	Three Months Ended
	2007	2006
	Mar 31	Dec 31	Sep 30
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$291,050	$292,012	$289,143
Net charge-offs (NCO)	18,813	22,004	21,357
Allowance acquired (transferred)	-	-	-
Provision for loan losses	20,045	21,042	24,226
Balance at end of period	$292,282	$291,050	$292,012
Allowance for loan losses as a % of total loans	1.17%	1.18%	1.19%
Allowance for loan losses as a % of nonperforming loans	353.11	517.22	555.08
Allowance for loan losses as a % of nonperforming assets	292.71	396.65	426.34

Annualized as a % of average loans:
NCO - QTD	0.31	0.35	0.35
NCO - YTD	0.31	0.32	0.31

	Three Months Ended
	2006
	Jun 30	Mar 31
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$282,457	$267,173
Net charge-offs (NCO)	16,557	17,086
Allowance acquired (transferred)	(4,079)	15,258
Provision for loan losses	27,322	17,112
Balance at end of period	$289,143	$282,457

Allowance for loan losses as a % of total loans	1.19%	1.21%
Allowance for loan losses as a % of nonperforming loans	512.28	478.72
Allowance for loan losses as a % of nonperforming assets	423.68	402.61

Annualized as a % of average loans:
NCO - QTD	0.28	0.32
NCO - YTD	0.30	0.32

COMPASS BANCSHARES, INC.
(Unaudited)
(In thousands)

	Three Months Ended March 31
YIELD/RATE ANALYSIS	2007
(Taxable Equivalent Basis)	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Loans	$25,005,367	$467,259	7.58%
Investment securities held to maturity	1,922,862	22,675	4.78
Investment securities available for sale [a]	4,604,196	55,982	4.93
Other earning assets	71,639	910	5.15
Total earning assets [a]	31,604,064	546,826	7.02
Allowance for loan losses	(293,407)
Unrealized loss on securities available for sale	(44,802)
Other assets	3,016,449
	$34,282,304

Liabilities and Shareholders' Equity
Interest bearing liabilities:
Interest bearing transaction accounts	$9,288,493	62,019	2.71
Time deposits	3,922,503	47,113	4.87
Certificates of deposit of $100,000 or more [a]	3,996,339	50,291	5.10
Federal funds purchased and securities sold under agreement to repurchase	3,482,990	44,966	5.24
Other short-term borrowings	772,325	10,147	5.33
FHLB and other borrowings [a]	3,498,164	50,719	5.88
Total interest bearing liabilities [a]	24,960,814	265,255	4.31
Net interest spread		281,571	2.71%

Noninterest bearing demand deposits	6,012,541
Other liabilities	423,811
Shareholders' equity	2,885,138
	$34,282,304
Net yield on earning assets			3.61%

Taxable equivalent adjustment:
Loans		982
Investment securities held to maturity		659
Investment securities available for sale		1,518
Other earning assets		11
Total taxable equivalent adjustment		3,170
Net interest income		$278,401

[a] Excludes adjustment for market valuation.

	Three Months Ended March 31
YIELD/RATE ANALYSIS	2006
(Taxable Equivalent Basis)	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Loans	$21,751,103	$372,760	6.95%
Investment securities held to maturity	2,214,611	26,400	4.83
Investment securities available for sale [a]	4,629,664	51,398	4.50
Other earning assets	71,262	782	4.45
Total earning assets [a]	28,666,640	451,340	6.39
Allowance for loan losses	(270,574)
Unrealized loss on
securities available for sale	(91,644)
Other assets	2,611,590
	$30,916,012

Liabilities and Shareholders' Equity
Interest bearing liabilities:
Interest bearing transaction accounts	$8,062,772	33,447	1.68
Time deposits	2,976,570	29,941	4.08
Certificates of deposit of $100,000 or more [a]	3,428,226	35,913	4.25
Federal funds purchased and securities sold under agreement to repurchase	3,408,509	37,277	4.44
Other short-term borrowings	425,075	4,501	4.29
FHLB and other borrowings [a]	4,039,020	48,858	4.91
Total interest bearing liabilities [a]	22,340,172	189,937	3.45
Net interest spread		261,403	2.94%

Noninterest bearing demand deposits	5,909,960
Other liabilities	366,004
Shareholders' equity	2,299,876
	$30,916,012
Net yield on earning assets			3.70%

Taxable equivalent adjustment:
Loans		380
Investment securities held to maturity		519
Investment securities available for sale		233
Other earning assets		10
Total taxable equivalent adjustment		1,142
Net interest income		$260,261

[a] Excludes adjustment for market valuation.
Note: Includes the results of operations of TexasBanc Holding Co. which was acquired on March 24, 2006.
Note: Includes balance sheet data of TexasBanc Holding Co. which was acquired on March 24, 2006.

COMPASS BANCSHARES, INC.
(Unaudited)
(In thousands)

	Three Months Ended March 31
	2007	2006	% Change
NONINTEREST INCOME
Service charges on deposit accounts	$75,930	$72,168	5
Card and merchant processing fees	28,188	25,707	10
Insurance commissions	16,579	17,604	(6)
Retail investment sales	11,845	9,420	26
Asset management fees	9,524	7,748	23
Corporate and correspondent investment sales	7,046	5,229	35
Bank owned life insurance	5,333	4,903	9
Other income	24,359	22,510	8
	178,804	165,289	8
Investment securities losses, net	-	(14,838)	(100)
Gain on prepayment of FHLB advances	-	14,893	(100)
Total noninterest income	$178,804	$165,344	8

NONINTEREST EXPENSE
Salaries and benefits	$152,727	$136,010	12
Equipment expense	23,037	21,547	7
Net occupancy expense	19,277	17,217	12
Professional services	14,615	14,904	(2)
Marketing expense	12,095	12,264	(1)
Communications expense	5,105	5,622	(9)
Amortization of intangibles	2,797	1,490	88
Merger and integration expense	2,035	2,626	(23)
Other expense	33,747	32,690	3
	265,435	244,370	9
Operating lease write-down	-	-	-
Total noninterest expense	$265,435	$244,370	9

	Three Months Ended
	2007	2006
	Mar 31	Dec 31	Sep 30
NONINTEREST INCOME
Service charges on deposit accounts	$75,930	$75,880	$81,155
Card and merchant processing fees	28,188	27,857	29,065
Insurance commissions	16,579	13,698	14,855
Retail investment sales	11,845	9,826	11,188
Asset management fees	9,524	9,425	8,301
Corporate and correspondent investment sales	7,046	5,979	5,984
Bank owned life insurance	5,333	5,298	5,246
Other income	24,359	31,546	23,056
	178,804	179,509	178,850
Investment securities losses, net	-	-	-
Gain on prepayment of FHLB advances	-	6,191	-
Total noninterest income	$178,804	$185,700	$178,850

NONINTEREST EXPENSE
Salaries and benefits	$152,727	$144,102	$145,340
Equipment expense	23,037	23,755	23,437
Net occupancy expense	19,277	18,982	19,457
Professional services	14,615	16,958	15,851
Marketing expense	12,095	11,564	12,816
Communications expense	5,105	5,984	6,752
Amortization of intangibles	2,797	3,883	3,456
Merger and integration expense	2,035	970	1,840
Other expense	33,747	36,758	36,609
	265,435	262,956	265,558
Operating lease write-down	-	10,541	-
Total noninterest expense	$265,435	$273,497	$265,558

Note: Includes the results of operations of TexasBanc Holding Co. which was acquired on March 24, 2006.

	Three Months Ended
	2006
	Jun 30	Mar 31
NONINTEREST INCOME
Service charges on deposit accounts	$82,317	$72,168
Card and merchant processing fees	28,673	25,707
Insurance commissions	15,477	17,604
Retail investment sales	10,904	9,420
Asset management fees	8,408	7,748
Corporate and correspondent investment sales	5,607	5,229
Bank owned life insurance	5,191	4,903
Other income	24,840	22,510
	181,417	165,289
Investment securities losses, net	(51)	(14,838)
Gain on prepayment of FHLB advances	-	14,893
Total noninterest income	$181,366	$165,344

NONINTEREST EXPENSE
Salaries and benefits	$144,309	$136,010
Equipment expense	22,586	21,547
Net occupancy expense	18,616	17,217
Professional services	15,896	14,904
Marketing expense	14,235	12,264
Communications expense	6,151	5,622
Amortization of intangibles	3,548	1,490
Merger and integration expense	5,223	2,626
Other expense	35,286	32,690
	265,850	244,370
Operating lease write-down	-	-
Total noninterest expense	$265,850	$244,370

Note: Includes the results of operations of TexasBanc Holding Co. which was acquired on March 24, 2006.